Tompkins Financial Corporation 11-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator and Participants

Tompkins Retirement Savings Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-60871) of Tompkins Financial Corporation of our report dated June 26, 2023, relating to the financial statements and supplemental schedule of the Tompkins Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2022.

Elmira, New York

June 26, 2023